EXHIBIT 10.1
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                                OPTION AGREEMENT

         This Option Agreement ("AGREEMENT") is made effective this 4th day of January, 2007, by and between RonHow, LLC, a Georgia limited liability company ("RONHOW"), and Harold's Stores, Inc., an Oklahoma corporation ("COMPANY") with reference to the following circumstances:

                  A. RonHow and the Company have entered into that certain Subordinated Loan Agreement dated August 31, 2006 (the "SUBORDINATED LOAN AGREEMENT") pursuant to which the Company and certain of its subsidiaries (collectively, the "BORROWERS") may borrow an aggregate principal amount of up to $10,000,000.

                  B. The Company has authorized a Series of 2006-B Preferred Stock under the terms of the Certificate of Designation of the Series 2006-B Preferred Stock filed with the Secretary of State of the State of Oklahoma on August 31, 2006 (the "CERTIFICATE").

                  C. On August 31, 2006, pursuant to the terms of the Subordinated Loan Agreement, RonHow made an initial advance in the amount of $5,000,000 (the "INITIAL ADVANCE"), which is convertible into shares of the Company's Series 2006-B Preferred Stock at the Purchase Price Per Share (as defined in the Initial Option Agreement) in exchange for RonHow's the forgiveness of any outstanding principal or accrued but unpaid interest resulting from the Initial Advance (the "INITIAL OPTION AGREEMENT").

                  D. On the date hereof, RonHow is making an additional advance pursuant to the terms of the Subordinated Loan Agreement in the amount of $2,000,000 (the "SECOND ADVANCE").

                  E. The Company has agreed to grant the option set forth in this Agreement to enable RonHow to convert, in whole or in part, the principal balance and any accrued but unpaid interest due relating to the Second Advance into shares of the Company's Series 2006-B Preferred Stock.

                  F. The existing holders of the Company's outstanding Amended Series 2001-A Preferred Stock, Series 2002-A Preferred Stock, Series 2003-A Preferred Stock and 2006-A Preferred Stock have all consented to the transactions contemplated by this Agreement and the Subordinated Loan Agreement and waived their preemptive rights with respect to the right to acquire shares of Series 2006-B Preferred Stock by reason of their prior approval of the Subordinated Loan Agreement.

         In consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       OPTION TO PURCHASE SHARES OF SERIES 2006-B PREFERRED STOCK.

                  1.1 OPTION. Subject to the terms and conditions of this Agreement, the Company grants to RonHow an option (the "OPTION") to purchase at a price per share ("PURCHASE PRICE PER SHARE") of One Thousand Dollars ($1,000.00), up to 2,000 shares,
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         plus such additional shares as may be purchased in exchange for forgiveness of accrued but unpaid interest pursuant to the Second Advance (the "2006-B SHARES"), of authorized but unissued shares of its Series 2006-B Preferred Stock which may be exercised at any time prior to the repayment in full of the Subordinated Loan Agreement; provided, however, that for the purposes of Option granted pursuant to this Agreement only, any repayment by the Company of any outstanding principal amount and accrued interest due under the terms of the Subordinated Loan Agreement shall be deemed to have been paid (i) first, on any outstanding principal amount and accrued interest due under the terms of the Second Advance; and (ii) second, to the extent such payment by the Company exceeds the amount contemplated by Section 1.1(i), to any amounts due under the terms of the Initial Advance. RonHow may purchase from the Company such number of 2006-B Shares as is equal to the principal amount outstanding, plus any accrued but unpaid interest deemed by this Section 1.1 to be due under the terms of the Second Advance, at the date of Closing divided by the Purchase Price Per Share. RonHow may exercise the Option in whole or in part at any time after the date hereof and prior to the repayment in full by the Company of amounts deemed due under the Second Advance by giving written notice of exercise to the Company. If the Company intends to repay all or any part of the principal balance deemed due under the Second Advance, it shall give at least ten (10) days' written notice to RonHow and during such ten (10) day period, RonHow may exercise the Option in whole or in part. Payment of the Purchase Price for the 2006-B Shares which RonHow purchases by any exercise of the Option will be paid by RonHow by forgiving such portion of the Second Advance principal amount and accrued but unpaid interest deemed to be pursuant to such advance equal to the purchase price of the 2006-B Shares purchased. RonHow will execute and deliver such documents and instruments to evidence such forgiveness as the Company may request.

                  1.2 CONVERSION PRICE. The Conversion Price (as defined in the Certificate) of the 2006-B Shares acquired upon any exercise of the Option shall be equal to the 20 day average of the closing bid prices of the Company's Common Stock as quoted on the Over-the-Counter Bulletin Board for the twenty (20) trading days ending on the day before the date of this Agreement, or $0.4055 per share. The Conversion Price shall be subject to adjustment as provided in the Certificate. All other terms of the 2006-B Shares shall be governed by the Certificate.

                  1.3 CLOSING. The closing of the purchase and sale of the 2006-B Shares (the "CLOSING") upon any exercise of the Option shall occur within ten (10) business days after the date of the Option exercise date. At the Closing, the Company shall deliver to RonHow certificates representing the 2006-B Shares that RonHow is purchasing against payment of the Purchase Price therefore as provided above. At the Closing, the Company and RonHow shall enter into an amendment (the "IRA AMENDMENT") to the Investor Rights Agreement dated as February 28, 2001 by and between the Company and Inter-Him, N.V. ("INTER-HIM"), as amended, in order to cause the 2006-B Shares to be considered covered by such agreement. The obligation of the Company to close the sale of the 2006-B Shares shall be subject to the satisfaction or waiver of any conditions for such sale under the Subordinated Loan Agreement.

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         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to RonHow that:

                  2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of the state of Oklahoma and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its property and assets, and to carry on its business as presently conducted and as currently proposed to be conducted.

                  2.2 CORPORATE POWERS. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the 2006-B Shares hereunder, to issue any additional shares of Series 2006-B Preferred Stock to be issued in satisfaction of dividends on the 2006-B Shares (the "DIVIDEND STOCK") and to issue the Common Stock issuable upon conversion of the 2006-B Shares and the Dividend Stock as set forth in the Certificate (the "UNDERLYING COMMON STOCK").

                  2.3 VALID ISSUANCE OF STOCK. The 2006-B Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities law. The Dividend Stock and the Underlying Common Stock have been duly and validly reserved and, when issued, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities laws.

                  2.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the IRA Amendment by the Company, the authorization, sale, issuance (or reservation of issuance) and delivery of the 2006-B Shares and Dividend Stock and the Underlying Common Stock with respect thereto and the performance of all of the Company's obligations hereunder and under the IRA Amendment have been taken prior to the date hereof. This Agreement constitutes and the IRA Amendment, when executed will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

         3. REPRESENTATIONS AND WARRANTIES OF RONHOW. RonHow represents and warrants to the Company as follows:

                  3.1 INVESTMENT EXPERIENCE. RonHow is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. RonHow is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. RonHow is able to bear the economic risk of losing its entire investment in the Company.

                  3.2 INVESTMENT. If the Option is exercised, RonHow will acquire the 2006-B Shares for investment for RonHow's own account, not as a nominee or agent, and not

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         with the view to, or for resale in connection with, any distribution thereof. RonHow understands that the 2006-B Shares and the Dividend Stock and the Underlying Common Stock with respect thereto have not been, and will not be when issued, registered under the Securities Act or any state securities laws by reason of specific exemptions from the registration provisions of the Securities Act of 1933 ("SECURITIES ACT") and such state laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

                  3.3 RULE 144. RonHow is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

                  3.4 ACCESS TO INFORMATION. RonHow has had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. RonHow understands that any purchase of the 2006-B Shares involves a high degree of risk, and there can be no assurance that the Company's business objectives will be obtained.

                  3.5 AUTHORIZATION. RonHow has all requisite legal power and authority to execute and deliver this Agreement and the IRA Amendment and to carry out and perform its obligations under the terms of this Agreement and the IRA Amendment and the transactions contemplated hereby and thereby. This Agreement and the IRA Amendment, when executed and delivered by RonHow, will each constitute a valid and legally binding obligation of RonHow, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  3.6 LEGENDS. It is understood that each certificate representing the 2006-B Shares and the Dividend Stock and the Underlying Common Stock with respect thereto shall bear a legend to the following effect:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

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         4.       COVENANTS OF THE COMPANY.

                  4.1 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares
         (i) such number of shares of Series 2006-B Preferred Stock as shall from time to time be sufficient to permit the exercise of the Option and to permit payment of dividends on the 2006-B Shares and Dividend Stock and (ii) such number of shares of Underlying Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 2006-B Preferred Stock; and if at any time the number of authorized but unissued shares of Series 2006-B Preferred Stock or Common Stock shall not be sufficient to effect the payment of dividends or conversion of all then outstanding shares of the Series 2006-B Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series 2006-B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

         5.       MISCELLANEOUS.

                  5.1 GOOD FAITH; COOPERATION; FURTHER ASSURANCES. The parties will in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties will cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement. Each party will at the Closing and from time to time after the Closing, deliver to the other such further instruments necessary or desirable, in the reasonable opinion of the requesting party and at the expense of the requesting party, to consummate or document the transactions contemplated by this Agreement.

                  5.2 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and the Subordinated Loan Agreement constitute the entire agreement between the Company and RonHow relative to the subject matter hereof and supersede any previous agreement between the Company and RonHow regarding such subject matter. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to the conflicts of laws principles thereof.

                  5.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by means of facsimile or other electronic media) with the same effect as if all parties hereto had signed the same document; however, this Agreement shall not become operative until all parties have signed a counterpart hereof. All counterparts shall be construed together and shall constitute one Agreement.

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                  5.5 HEADINGS. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  5.6 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or by delivery by overnight courier, or telecopy (with confirmation of receipt), or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

                  if to the Company:    Harold's Stores, Inc.
                                        765 Asp
                                        Norman, Oklahoma 73070
                                        Attn: Chief Financial Officer
                                        Telecopy: (405) 366-2538

                  if to RonHow:         RonHow, LLC
                                        3290 Northside Parkway, Suite 250
                                        Atlanta, Georgia, 30302
                                        Attn: Robert Anderson

                  5.7 SURVIVAL OF WARRANTIES. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive for a period of one (1) year from the date of the Closing.

                  5.8 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended by a written instrument signed by the Company and RonHow.

                  5.9 FINDERS' FEES. The Company and RonHow will indemnify each other against all liabilities incurred by one party with respect to claims related to investment banking or finders' fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

                       [Signature page follows this page]

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         This Option Agreement is executed and delivered by the undersigned to be effective as of the date first above written.

"COMPANY"                              HAROLD'S STORES, INC., an Oklahoma
                                       corporation


                                       By:  /s/ Jodi Taylor
                                          --------------------------------------
                                            Jodi Taylor, Chief Financial Officer
                                            & Secretary


"RONHOW" RonHow, LLC, a Georgia limited liability company



                                       By: Ronus, Inc., a Georgia corporation,
                                           Managing Member



                                           By: /s/ Robert L. Anderson
                                               ---------------------------------
                                               Robert L. Anderson, President


                      [Signature Page to Option Agreement]











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